CONFIDENTIAL TREATMENT REQUEST
                                       [ * ] INDICATES INFORMATION THAT HAS BEEN
                                    OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT
                                     REQUEST AND THIS INFORMATION HAS BEEN FILED
                                       UNDER SEPARATE COVER WITH THE COMMISSION.

Date: September 10, 2004

Mr. Nick Cocco
Midnight Auto Holdings, Inc.
3872 Rochester Road
Troy, Michigan 48083

RE: Midnight Auto Holdings, Inc. (the "Client")
    Strategic Planning & Schematic Design (the "Project")

Dear Mr. Cocco:

Thank you for your expressed confidence in having us develop the drawings and build out the Project. This Letter Agreement will set forth the Agreement by which MCMUSA, INC. d/b/a Merchandising, Construction & Management ("MCM") will design the Project and serve as your Construction Manager for the Project. Defined terms, if not defined in this Letter Agreement, have the meanings set out in the Standard Terms and Conditions and/or the Design Terms & Conditions, which are both enclosed and a part of this Agreement.

                                A DESIGN SERVICES

1) MCM's Design Services consist of preparing for your approval "Schematic/Design Development Documents" and "Construction Documents" consisting of architectural drawings and other documents required to fix and describe the size and character of the Project (the "Design"). Design Services do not include additional services as listed in Design Terms and Conditions, paragraph D, specifying or configuring engineering systems, such as HVAC, Electrical or Plumbing systems. If engineering services are required, we will be happy to do so and will invoice you separately for such services.

2) MCM's lump sum fee for Design Services is $[*]. This fee is due in two installments: $[*] is due upon execution of this Letter Agreement, and the balance of $[*] is due upon delivery of Schematic Design for Prototype Building.

3) MCM and Midnight Auto Holdings, Inc agree that all design, ideas, arrangements, drawings and specifications as well as any plans used in the Planning and development of are owned by, and are the joint property of MCM and Midnight Auto Franchise Corp until such time as the first [*] facilities are constructed at which time, all design, ideas, arrangements, drawings, specifications and plans shall become the exclusive property of Midnight Auto Franchise Corp.

                       B CONSTRUCTION MANAGEMENT SERVICES

1) Description of the work: MCM shall provide construction management services for the Project as described in the Construction Documents. MCM shall also act as your agent in finding, qualifying, bidding, hiring and supervising independent contractors ("Contractors") and in ordering supplies and materials for the Project. The "Construction Documents" are the drawings and specifications for the Project, which will be numbered, dated and signed by both MCM and Client before construction begins. MCM's Fee for Construction Management Services does not include preparation or modification of the Construction Documents.

2)   Work excluded or to be performed by others: NONE

3)   Scheduled Commencement Date: TBD

4)   Scheduled Substantial Completion Date: TBD

5)   Other Contract Documents: Addendum A

* Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities and Exchange Act of 1934, as amended.

6) MCM's Fee: MCM's Fee for construction management services shall be [*] costs and charges incurred by MCM in the performance of the Project plus a percentage of the Cost of the Work (which includes all costs and charges incurred by MCM and by all independent Contractors and Suppliers) as follows: [*]% if the Cost of the Work is under $[*];[*]% if the Cost of the Work is more than $[*] and less than $[*];[*]% if the Cost of the Work is more than $[*] and less than $[*]; [*]% if the Cost of the Work is more than $[*] and less than $[*] and [*]% if the Cost of the Work is over $[*].

7) A Guaranteed Maximum Price (GMP) for the Project, including both MCM's Fee and the Cost of the Work, may be determined by MCM when all bids from Contractors and Suppliers are received. The GMP, if determined, will be specified in an attachment to this Agreement and initialed by MCM and you and will be based upon the signed and dated Plans at the time the GMP is determined as well as legal requirements and conditions known to MCM at that time.

8) Client acknowledges and agrees that the costs of the project, MCM's fee, a commencement date, substantial completion date and GMP (if provided) are all based on plans and information the Client has provided to MCM and that they may be affected by changes in conditions, change orders, extracts, legal requirements and/or delays caused by concealed or unknown conditions and/or any other causes beyond MCM's control.

9)   Client, agrees to pay MCM as follows:

     A. The Deposit for this Project is To Be Determined (TBD) Thousand Dollars ($ 0), of which TBD Thousand Dollars ($ 0) is due and payable upon signing of this Agreement. The balance is due thirty (30) days prior to commencement of construction. The Deposit will be returned to you upon completion of the Project provided that MCM has received full payment. MCM may draw on the Deposit to satisfy any sums which are due and outstanding to MCM.

     B. Client agrees to make payments as specified on MCM's invoices within seven (7) calendar days from the date of any MCM invoice. (See Section 4 of the Standard Terms & Conditions.) You will make all payments to MCM by Federal Express or other commercial overnight courier service. Payments to Contractors or Suppliers for which you are responsible will be delivered by you to MCM for transmittal to the Contractors and Suppliers. MCM will require lien waivers from Contractors and Suppliers.

          1. Client shall issue one (1) check payable to MCM. MCM shall as agent for the Client, issue checks to Contractors and Suppliers.

     C. Regardless of other payment terms, the full balance of the Contract Sum (less Retainage) is due and payable upon Substantial Completion as defined in Paragraph 12 (a) in the Standard Terms & Conditions.

     D. Client will hold back [*] percent ([*]%) from each applicable payment to Contractors only ("the Retainage"). Contractors much satisfy the Punch List as prepared by MCM and/or Client of incomplete or improperly completed work before Client will pay their Retainage. Client agrees to deliver to MCM the Retainage for each Contractor upon completion of the Punch List work attributable to each Contractor, for MCM to deliver to the Contractor when MCM has received releases of all liens and rights to lien by such Contractor.

     E.   N/A

If this Letter Agreement accurately describes our understanding, please sign, date and return one copy of this letter within 30 days of the date of this letter with the Deposit. We cannot guarantee that the prices or terms will remain effective after 30 days. Please note that we may require an acceptable payment and performance guarantee to be signed below for the Letter Agreement to be effective. Together with the Design Terms and Conditions and the Standard Terms and Conditions enclosed, this Letter Agreement, with an acceptable guarantee, will become our binding agreement under seal. The other copy is for your records.

Sincerely,
MCMUSA, INC.
d/b/a Merchandising, Construction & Management

By: /s/ Richard W. Blaney                                9/22/04
    ---------------------                                -------
    Richard W. Blaney, Director of Operations            Date

Agreed to: Midnight Auto Holdings, Inc.

By: [illegible]                                          9-10-04
    -------------------                                  -------
                                                         Date

Title: President & CEO
       ---------------

                            DESIGN TERMS & CONDITIONS
                            -------------------------
                        for Design Construction Contracts

A. If available, the Client shall deliver to MCM a full set of plans for the space at the Project, showing all utility and HVAC service to the site.

B. MCM shall review the program furnished by the Client to ascertain the requirements of the Project and shall arrive at a mutual understanding of such requirements with the Client.

C. Based on the mutually agreed-upon program and schedule requirements, MCM shall prepare, for approval by the Client, Design/Schematic Development Documents, Construction Documents and other plans consisting of drawings and other documents illustrating the scale and relationship of Project components.

D. The following services are not included as Design Services unless so identified. These services and any other services identified as Additional Services in the Scope of Design Services shall be paid for by the Client and invoiced on an hourly rate basis or per diem.
     Rates as defined below:

          a)   Project Architect [*]

          b)   Senior Designer [*]

          c)   Designer [*]

          d)   Technical Support [*]

     1. Making revisions in drawings, specifications or other documents when such revisions are:

          a. inconsistent with approval or instructions previously given by the Client, including revisions made necessary by adjustments in the Client's program or Project budget; or

          b.   required  by  the  enactment  or  revision  of  codes,   laws  or
               regulations subsequent to the preparation of such documents; or

          c. due to changes required as a result of the Company's failure to render decisions in a timely manner; or

          d. preparing drawings, specifications, supporting data and providing other services in connection with any change order.

     2. Providing services in connection with a public hearing, arbitration proceeding or legal proceeding.

     3. Providing planning surveys, site evaluations or comparative studies of prospective sites.

     4. Providing special surveys, environmental studies and submissions required for approvals of governmental authorities or others having jurisdiction over the Project.

     5. Providing services to investigate existing conditions or facilities or to make measured drawings thereof.

     6. Providing services to verify the accuracy of drawings or other information furnished by the Company.

     7. Providing Architectural services by non MCM consultants if required by City or State Building Departments.

     8. Preparing a set of reproducible record drawings showing significant changes in the Work made during construction based on marked-up prints, drawings and other data.

     9.   Providing any other services not otherwise included in this Agreement.

E. Reimbursable expenses shall be invoiced in addition to the base Design Fee. Reimbursable expenses shall be billed at a multiple of the percentage as outlined for management services. The costs are: costs of reproduction, postage and handling of drawings, specifications and other documents; photographic reproductions; expense of computer-aided design and drafting equipment time; transportation and or mileage; and other expenses in connection with out-of-town travel.

F. Claims for Additional Cost and Additional Time - Any design changes mandated by reviewing regulatory bodies or agencies, which occur prior to the completion of Construction Documents and which result from conditions beyond control of MCM, are grounds for Claims for Additional Cost and Additional Time. These changes include, but are not limited to design alterations mandated by Landlord's review entities following the initial design submittals. These alterations do not include those resulting from omissions of design guidelines, but those resulting from a specific design directive given by the Client. Compensation for these changes shall be computed either as a lump sum of $250.00 per instance, or at an hourly rate. Should these changes include MEP Services, they will be provided and billed at a multiple of the percentage as outlined for management services.

G. All ideas, arrangements, drawings and specification in the Plan are owned by, and the property of MCM and were created, evolved or developed for use on, and in connection with, the specified Project. None of such ideas, designs, arrangements or Plans shall be used by or disclosed to any person, firm or corporation for any purpose whatsoever without the written permission of MCM. Any of the plans and/or drawings prepared by MCM shall not be used by Client on other projects, for additions to this project or for completion of this project by others without the express written consent of MCM. In the event Client terminates MCM prior to the completion of the construction phase of the project, MCM, at its sole opinion and discretion, may seek to collect its full construction management fee in lieu of the second installment of its design fee.

                          STANDARD TERMS AND CONDITIONS
                          -----------------------------
                        for Design Construction Contracts

The following Standard Terms and Conditions are incorporated and made a part of the Letter Agreement attached hereto between Client and MCMUSA, INC. d/b/a Merchandising, Construction & Management Company Name (MCM):

1. CLIENT EFFORTS - Client agrees to exercise best efforts to enable MCM to perform the Work in the commercially reasonable way and the most expeditious manner by cooperating with MCM by: approving plans in a timely way providing MCM with full and unimpeded access to the Project and all information required, necessary or desirable in connection with the Work, and making payments to MCM in accordance with the requirements of the Letter Agreement and these Standard Terms and Conditions (collectively, "The Contract"). Terms defined in the Letter Agreement shall have the same meaning when used herein; and terms defined here shall have the same meaning when used in the Letter Agreement. The term "Contract Time" means the time from the Commencement Date to the Substantial Completion, subject to adjustment as herein set forth.

2. CONTRACT SUM - The Client shall pay MCM in current funds for MCM's performance of the Contract, the contract sum. The contract sum shall only be guaranteed when a Guaranteed Maximum Price ("GMP") is given by MCM to Client in writing by way of a separate addendum to this letter agreement. The costs which would cause the GMP to be exceeded shall be paid by MCM without reimbursement by the Client unless such costs result from change orders and/or extras, and/or by concealed and/or unknown conditions (as described in paragraph 10 below) and/or any other causes beyond MCM's control. The contract sum is the aggregate of the Cost of the Work (as defined in Section 3 hereof), as the same may be adjusted, and MCM's Fee. The contract sum is guaranteed by MCM not to exceed the Guaranteed Maximum Price subject to additions and deductions as provided in the Contract.

3. COST OF THE WORK - The term "Cost of the Work" means all costs and charges by Contractors and Suppliers, plus all costs incurred by MCM in the performance of the Project, including without limitation:

     a. Costs of construction workers and other employees, Suppliers or Contractors directly employed by MCM to perform the engineering and construction of the Project, (including their travel and communications) at the following standard (non-overtime) rates:
                         Carpenter - [*] Job Super - [*]

     b.   Costs,   including   transportation   of   materials   and   equipment
          incorporated or to be incorporated in the completed construction.

     c.   Cost  of  all  materials,   temporary  facilities  and  equipment  not
          customarily provided.

     d. The additional cost of insurance premiums and bonds attributable to or required in connection with this Contract.

     e. Losses and expenses, not compensated by insurance or otherwise, sustained by MCM in connection with the Project, provided they have resulted from causes other than the fault or neglect of MCM.

     f.   Cost of removal of debris from the site.

     g. Costs incurred in taking action to prevent threatened damage, injury or loss in case of an emergency affecting the safety of persons and property. In connection with this, MCM will purchase, as part of the Cost of the Work, a first aid kit and two ten-pound ABC fire extinguishers, which will become Client's property during and after Project completion.

     h. Other costs incurred in the performance of the Project if and to the extent approved by the Client.

     i. Sales and all other taxes on any fees or materials used or consumed in connection with the Project.

     j. Cost of labor and/or MCM required supervision to complete punch list and/or authorized additional work.

     k. Reimbursable expenses including: cost of reproduction, postage and handling of drawings, specifications and other documents; photographic reproduction; transportation (mileage); and project site telephone, fax, Internet connection and cell phone.

The Cost of the Work shall not include compensation of MCM's general office personnel other than personnel maintaining field office.

4.   PAYMENTS

     a. PROGRESS PAYMENTS. The Client shall pay to MCM as progress payments on account of the Contract Sum, the amount shown on periodic invoices prepared by MCM showing the payment amount then due and the payee ("Invoice").

     b. LATE PAYMENTS. Any payments due under the Contract shall bear interest on the balance remaining unpaid after the due date of the Invoice. The rate of interest shall be the lesser of (x) [*] per annum, or (y) the maximum permitted by applicable law. Such interest shall not be included in the calculation of any payments toward the Guaranteed Maximum Price. Payments may not be withheld, reduced, escrowed (except as described in Section 11(E) of the Letter Agreement) or offset for any reason.

5. CONTRACT DOCUMENTS - The term Contract Documents means the Letter Agreement, these Standard Terms and Conditions, the Escrow Agreement (if applicable), the Purchase Orders between Client and the
     Subcontractors/Suppliers and the Purchase Order Terms and Conditions. Subsequent to the execution of the Letter Agreement, the Contract Documents between MCM and Client shall only be amended and/or modified by written agreement signed by both parties.

6.   PLANS AND PERMITS

     a.   The Client shall  furnish  copies of plans,  lease  outline  documents
          (L.O.D.),   tenant  criteria  package,   as-built  drawings  or  other
          documents that may be available for the site.

     b.   Client  shall pay for [*]  approvals,  consents,  permits,  easements,
          assessments  and  charges  required  for  the  construction,   use  or
          occcupancy of the Project.

7. CONSTRUCTION - MCM shall be [*] responsible for and have control over design and construction means, methods, techniques, sequences and procedures and for coordinating all portions of the Project under the Contract, unless the Contract Documents give other specific instructions concerning these matters.

8.   CONTRACTORS AND SUPPLIERS

     a. The term "Contractor" means a person or entity who has a direct contract with MCM as agent for the Client to perform a portion of the Project. The term "Supplier" means a person or entity who has a contract with MCM as agent for the Client to provide supplies or materials in connection with the Project.

     b. Contracts between MCM and Contractors and Suppliers shall be in the form annexed as Exhibit A hereto, and Client hereby acknowledges its obligations and MCM's acting as Client's agent thereunder.

9.   CHANGE ORDERS

     a. The Client may order changes to the project either verbally or in writing to MCM, consisting of additions, deletions and/or modifications to the design, scope and/or size of the project. Client acknowledges and agrees that the costs of the work, a Guaranteed Maximum Price (if provided), MCM's fees, the commencement date, the substantial completion date and any other applicable provisions shall be adjusted accordingly. Except as set forth in paragraphs 10 and 11 below, changes in the projects shall be requested by Client and authorized only if agreed to by MCM either verbally or in writing (change order).

     b. The Contract Sum and Completion Date shall be changed only by Change Order.

10. CONCEALED OR UNKNOWN CONDITIONS - Should concealed or unknown conditions be encountered in the performance of the Project (including without limitation below the surface of the ground or within the structure), or should concealed or unknown conditions in an existing structure be at variance with the conditions indicated by the Contract Documents, the Guaranteed Maximum Price, if determined, shall be adjusted by Change Order to accommodate the change.

11. DELAY - If MCM is delayed at any time in progress of the Project by Change Orders, labor disputes, fire, unusual delay in deliveries, abnormal adverse weather conditions, unavoidable casualties or any causes beyond MCM's control, Client's failure to make payments when due, or by other causes which justify delay, then the Substantial Completion Date shall be extended for a reasonable time to adjust for such delay, and the Contract Sum shall be adjusted (without regard to the Guaranteed Maximum Price) to reflect MCM'S additional cost due to such delay.

12.  COMPLETION

     a. "Substantial Completion" of the Project shall be deemed to occur upon the earlier to occur of (1) when an appropriate municipal official issues a Certificate of Occupancy for the Project, or (2) The Client commence, occupancy of the Project including without limitation, commences the stocking of merchandise or making any sales at the Project.

     b. Upon Final Payment and release of all escrowed funds, MCM shall deliver to the Client a complete release of all liens arising out of this Contract or receipts in full concerning all labor, materials and equipment for which a lien could be filed.

13. COMPLIANCE WITH LAWS - To the extent required by applicable law, MCM shall be responsible for all safety precautions and programs in connection with the performance of the Contract. The Client shall comply with applicable laws, ordinances, rules, regulations and lawful orders of public authorities and shall notify MCM of any such orders pertaining to the Project. MCM shall remedy damage and loss to property at the site caused by MCM or anyone employed by MCM, and, at the Client's expense, by anyone for whose acts the Client may be liable. The Client shall indemnify and hold harmless MCM from and against any liability, cost and expense, including attorney's fees, in connection with asbestos waste or material, or any substance or condition which presents a danger to human health or the environment (a "Hazardous Substance") existing on the Project site prior to commencement of the Project or introduced to the Project thereafter by Client, anyone for whose actions Client is responsible, or any third party, other than anyone for whose actions MCM is responsible. Client shall be responsible for the reporting of Hazardous Substance and for complying with any and all legal requirements applicable to such Hazardous Substance, including without limitation, any removal requirements.

14.  INSURANCE

     a. MCM shall maintain insurance protection from claims under Workers Compensation acts and other employee benefit acts which are applicable; claims for damages because of bodily injury, including death; and claims for damages, other than to work itself, to property which may arise out of or result from MCM's operations under the Contract. MCM shall maintain Comprehensive General Liability with the following combined single limits for bodily injury and property damage: General - $2,000,000 Aggregate; Products and Completed Operations - $2,000,000 Aggregate; Personal Injury - $1,000,000 Aggregate, $1,000,000 Per Occurrence; fire and legal liability - $50,000; medical expense - $5,000 any one person; Automobile liability
          - $1,000,000 combined single limit; Umbrella liability - $4,000,000. Additional limits that may be required by the Client and/or Client's landlord shall be paid for by the Client.

     b. The Client is responsible for purchasing and maintaining Comprehensive General Liability in limits not less than those stated in section 14(A) above. The Client shall purchase and maintain, with a company or companies lawfully authorized to do business in the jurisdiction in which the Project is located, property insurance for the entire Project to full replacement value thereof. This insurance shall be on the "all risk" policy form and shall include interests of the Client, MCM and Contractors in the Project and shall insure against the perils of fire and extended coverage and physical loss or damage including without duplication of coverage, theft, vandalism and malicious mischief. The Client may, but is not required to, purchase and maintain other insurance for self-protection against claims which may arise from operations under the contract. MCM shall not be responsible for purchasing and maintaining the optional Client's liability insurance unless specifically required by the Contract Documents.

     c. Any loss insured under Client's property insurance shall be adjusted with the Client and made payable to the Client as fiduciary for the insured, as their interests may appear, subject to the requirements of any applicable mortgagee clause.

     d. The Client and MCM waive all rights against each other and any of the Contractors, agents and employees, for damages caused by fire or other perils to the extent covered by property insurance obtained pursuant to this Section or other property insurance applicable to the Project, except such rights as they may have to the proceeds of such insurance held by the Client as fiduciary.

     e. MCM hereby states, and the Client acknowledges, that MCM has no professional liability (errors and omissions) other insurance except as set forth in Section 14(a), and is unable to reasonably obtain such insurance, for claims arising out of the performance of or failure to perform professional services, including but not limited to the preparation of reports, designs and drawings and specifications, or related to the investigation, detection abatement, replacement or removal of products, materials or processes containing asbestos or other Hazardous Substance. Accordingly, the Client hereby agrees to bring no claim for negligence, breach of contracts, indemnity or otherwise against MCM its principals, officers, stockholders, employees, agents and consultants if such claim any way would involve MCM's services for the investigation of or remedial work related to asbestos or other hazardous materials that may be found in the project.

15. WARRANTY - MCM shall assign to Client any Warranties for work performed by Contractors or for material to the extent applicable.

16.  DEFAULT

     a. If the Client fails to make payment due hereunder for a period of [*] calendar days or fails to cure any other material default, MCM may, with notice, suspend work, or may terminate the Contract, and in either event may recover from the Client payment for all work executed and for loss with respect to materials, equipment, tools and construction equipment and machinery, including reasonable overhead and Contractor's fee, profit and damages applicable to the Project. Any additional costs incurred by MCM in returning to the Project after any suspension of work shall be paid by Client. Any additional costs incurred in suspension or recommencement of work shall not be limited by Guaranteed Maximum Price or counted towards it. Client agrees to pay all costs and expenses of collection in the event of its default in making timely payments under the Contract, including without limitation attorneys' fees incurred or paid by MCM in collecting any sums due MCM. Client also agrees to pay all costs and expenses, including without limitation attorneys' fees, of MCM in defending against claims for non-payment by Contractors or Suppliers.

     b. If MCM defaults or persistently fails or neglects to carry out the Project in accordance with the Contract Documents or fails to perform a provision of the Contract, the Client after [*] days written notice to MCM without MCM having taken steps to correct the deficiencies described in such notice, they may make good such deficiencies and may deduct the costs thereof from payment then or thereafter due MCM. Alternatively, after sending notice of default and MCM's failure to cure such default within 7 days, Client may terminate the contract by sending written notice of termination to MCM, whereupon MCM shall have no further liability whatsoever to Client on the Project and/or under the contract documents, provided that regardless of any termination, the Client shall be required to pay MCM for all services rendered, including MCM's fee, up to the date of termination, subject only to the such deductions as are expressly set forth herein.

     c. Should the Project be stopped due to Client's failure to make payments on invoices within the agreed upon terms or for other reasons beyond MCM's control, then the following remobilization charges shall apply:
          $[*] shut down - start up charge and a fee of [*] per day for each day that the Project is shutdown.

17. CLAIMS FOR CONSEQUENTIAL DAMAGES - MCM and Client waive Claims against each other for consequential damages arising out of or relating to this Contract. This mutual waiver includes:

          A. damage incurred by the Client for rental expenses, for losses of use, and for delays on the Project including income and profit and losses associated with, financing, business and reputation, and for loss of management or employee productivity or of the services of such person; and

          B. damages incurred by MCM for principle office expenses including the compensation of personnel stationed there, for losses of financing, business and reputation, and for loss of profit except anticipated profit arising directly from the Contract and/or Services to be rendered under this Contract.

     This mutual waiver is applicable, without limitation, to all consequential damages due to the party's termination in accordance with paragraph 16. Nothing contained in this paragraph 17 shall be deemed to preclude an award of liquidated direct damages, when applicable, in accordance with the requirements of the Contract Documents.

18. FINANCIAL ABILITY - Client represents that Client has the financial ability to pay MCM for the Project in accordance with the Contract. Client shall provide MCM on request bank and trade references and a copy of its most recent annual audited or reviewed financial statement. Payment to MCM is the sole responsibility of Client and guarantors, if any, and is not subject to third party agreements or availability of funds from other sources.

19. NOTICES - Any notices to the Client or MCM shall be deemed effective when actually received in any manner at the address set forth in the Letter Agreement or such other address as either party shall provide by notice given in the manner above provided.

20. MISCELLANEOUS - The Contract Documents shall be governed by and construed under the Laws of the Commonwealth of Massachusetts applicable to the contracts made, accepted and performed wholly within the Commonwealth, without application of principles of conflict of laws and regardless of the location of the project. Any action regarding any dispute may be brought only in courts located within the Commonwealth of Massachusetts regardless of the domicile of the parties and the parties hereby agree that such courts shall have venue and exclusive subject matter and personal jurisdiction, and each consents to service of process by Certified Mail, return receipt requested or by any other manner provided by law.

     Section headings have been inserted for convenience, and such headings do not form part, and shall not be used in construction of the Contract. In the event that any provision of the Contract Documents shall be determined to be void, unenforceable, or otherwise invalid, the remainder of the provisions of the Contract Documents shall remain in full force and effect.

     MCM and Client acknowledge and agree that no fiduciary relationship between the parties has been or will be established by these contract documents, that neither party will owe the other any fiduciary duties in connection with MCM's engagement, and that any of the dealings between the parties will at all times be deemed to be arms length transactions.

21. This Letter Agreement, its Standard Terms and Conditions and Escrow Agreement (if applicable) is a final writing which represents the entire agreement between the parties hereto. No other statement, representation or prior written material extrinsic to the Contract and Standard Design Terms and Conditions shall have any force or effect, and that no party is relying on any representation other than those expressly set forth herein as an inducement to enter into this Letter Agreement.

                 PURCHASE ORDER TERMS & CONDITIONS - EXHIBIT "A"

1. MCM IS AGENT ONLY. Subcontractor/supplier acknowledges that MCMUSA, INC., ("MCM") is functioning as agent for the Client in all regards, and not as principal. Subcontractor/Supplier hereby agrees to look only to the Client for payment and under no circumstances will MCM be liable for payment of invoices for any labor or material supplied.

2. INVOICES AND PAYMENT. Timely invoicing by each Subcontractor/Supplier is critical to the Client's ability and desire to complete the Project in accordance with its budget. Subcontractor/supplier will deliver to MCM by the close of business each Friday an itemized bill for work and materials rendered during preceding seven (7) calendar days. The Client is not obligated to pay for any work performed more than 14 days before the invoice is delivered to MCM by Subcontractor. Invoices are to be prepared as described in Schedule A to these Terms and Conditions. MCM will review, approve (if appropriate, in MCM's sole discretion), and forward such invoices to the Client. Subcontractor/Supplier acknowledges that payment for all work and materials will be made directly by the Client and not by MCM, and that the Client will make such payment, delivered to MCM for transmittal to the Subcontractor/Supplier, upon satisfaction of the conditions for a delivery of such sum to the Subcontractor/Supplier. It is a condition precedent to the Subcontractor/Supplier's receipt of payment for invoices submitted to MCM, that MCM will have received a check in respect of such invoice from the Client. Subcontractor further acknowledges that the Client will hold back [*] percent [*] from each payment ("Retainage"). It is a condition precedent to payment of the final invoice and Retainage that the Subcontractor/Supplier complete the list of incomplete or improperly completed work prepared by MCM or the Client, the Client pays the final invoice and Retainage, and that the Subcontractor/Supplier delivers to MCM releases of all liens and rights to lien. MCM will notify the Subcontractor/Supplier when checks are received and ready for distribution. The waiver of lien will be sent to the Subcontractor/Supplier by MCM upon invoicing the Client.

3. SIGNED MCM PURCHASE ORDERS REQUIRED. Subcontractor/Supplier must sign and return to MCM one copy of the MCM Purchase Order before making delivery of any item or performing any work. No verbal orders are acceptable. AMENDMENTS TO THE PURCHASE ORDER SHALL BE BINDING ON MCM AND CLIENT ONLY IF IN WRITING AND SIGNED BY MCM'S DIRECTOR OF OPERATIONS OR MCM'S PROJECT MANAGER. ADDED WORK - CHANGE ORDERS. ABSOLUTELY NO WORK, BEYOND EXISTING
     PURCHASE ORDER, SHALL BE PERFORMED WITHOUT A PURCHASE ORDER FROM MCM. PROJECT FOREMEN ARE NOT AUTHORIZED TO ISSUE VERBAL APPROVALS OR SIGN WORK SLIPS. INVOICES SUBMITTED FOR PAYMENT OF WORK PERFORMED WITHOUT AN ISSUED PURCHASE ORDER WILL NOT BE PROCESSED. ALL EXTRA WORK MUST BE INVOICED
     AGAINST THE ISSUED PURCHASE ORDER AND NOT AGAINST THE ORIGINAL PURCHASE ORDER FOR THE BASE JOB.

4. WARRANTY. Subcontractor/Supplier shall warranty its work for [*] year after the date of Substantial Completion or within [*] year after acceptance from Client or within such longer period of time as may be prescribed by law or by terms of any applicable special warranty required by the Contract Documents. If any of the Work is found to be defective or not in accordance with the Contract Documents, the Subcontractor/Supplier shall correct it promptly after receipt of notice from MCM or the Client.

5. INSURANCE REQUIREMENTS. Subcontractor will provide MCM with an insurance certificate naming MCM and the Client as additional insured. Subcontractor will not start work until MCM receives an insurance certificate indicating the following coverage. Telecopier copies of insurance certificates are acceptable to start a job, but Subcontractor agrees no payment will be made to the Subcontractor until delivery to MCM of an original executed copy of the Insurance Certificate. The minimum insurance limits required by MCM and the Client are as follows:

     A.   Employee's Commercial General Liability:

          Aggregate                   $2,000,000.
          Completed Operations         2,000,000.
          Personal Injury              1,000,000.
          Each occurrence              1,000,000.
          Fire damage                     50,000.
          Medical expense                  5,000.

          Contractors doing any excavation work must include Explosion, Collapse and Underground Hazards coverage (XCL).

     B.   Comprehensive General and Automobile Liability Insurance:

          Bodily injury $500,000 each person/$1,000,000 each occurrence Property damage $250,000

     C.   Non-owned and hired vehicles: $1,000,000

     D.   Worker's Compensation Insurance: As required by law

     E.   Disability Benefits: As required by law

                                                                  Initial:______
                                                                    Date: ______

                  ---------------------------------------------

6. The Subcontractor/Supplier shall be responsible for training, initiating, maintaining and supervising all safety precautions and programs on the project for their employees, personnel, sub-contractors, laborers, equipment and for their means and methods of construction. Subcontractor/Supplier shall also be responsible for giving all notices and complying with all applicable laws, ordinances, codes, regulations and orders of any public and/or governmental authorities concerning safety of such persons or property or their protection from damage, injury or loss. Subcontractor/Supplier shall fully indemnify and hold MCM and Client harmless from any losses and damages arising from their breach of this provision including any violations caused in whole or in part by anyone acting by through and/or under Subcontract/Supplier.

7.   PUNCH LIST PROCEDURE:

     A. Subcontractor/Supplier must complete all of its items that appear on the punch list within ten (10) days from the date of the punch list.

     B. Subcontractor/Supplier will be notified three (3) days prior to the expiration of the ten (10) day period that if its work is not completed, after 10 days, MCM, at its option, will seek other solutions to complete the unfinished work and deduct any costs incurred from the outstanding balance owed to you.

     C. MCM will not approve release of any Retainage, and Client is not obligated to release any Retainage, until all items on the punch list are satisfactorily completed. It is imperative that all punch list items be addressed immediately!

8. INDEMNIFICATION. To the fullest extent permitted by law, the Subcontractor/Supplier shall indemnify and hold harmless the Owner, Client, Architect, Architect's consultants, Designer, Contractor, Construction Manager and agents and employees of any of them from and against claims, damages, penalties, fines, losses and expenses, including but not limited to attorney's fees, arising out of or resulting from performance of the Work, provided that such claim, damage, loss or expense is attributable to bodily injury, sickness, disease or death, or to injury to or destruction of tangible property, including loss of use resulting therefrom, and/or subcontractor/supplier's violation of any applicable law, code and/or regulation in connection with the performance of the Work, but only to the extent caused in whole or in part by negligent acts or omissions of the Subcontractor/Supplier, anyone directly or indirectly employed by it, or anyone for whose acts it may be liable, regardless of whether or not such claim, damage, loss of expense is caused in part by a party indemnified hereunder. Subcontractor /supplier shall also indemnify and hold MCM, Owner and/or Client harmless from any and all claims, demands and/or causes of action asserted by any subcontractor, supplier, materialmen and/or laborer who has been engaged by Subcontractor/Supplier for the payment of any sums due for labor and/or materials provided to the project.
     Subcontractor/Supplier further agrees to indemnify and hold MCM, Owner and/or Client harmless from any lien asserted by any subcontractor, supplier, materialmen and/or laborer claiming through Subcontractor /Supplier and such indemnification shall include the Subcontractor/Supplier in order to dissolve any such lien.

9.   COVENANT  NOT TO SUE;  ADDITIONAL  INDEMNIFICATION.  For good and  valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Subcontractor/Supplier hereby agrees, for itself and its successors, heirs and assigns, not to sue and forever to refrain from instituting, pressing, or in any way aiding any claims, which against MCM the Subcontractor /Supplier may have in connection with any payment due or claimed to be due Subcontractor/Supplier for any work performed or services rendered or supplies delivered to or used on the Project, it being acknowledged that any such obligations are obligations solely of the Client. Subcontractor /Supplier hereby agrees that in the event of any such claim, demand or action asserted by Subcontractor/Supplier against MCM for payment of any invoices or for payment of any work on the Project, it will pay all legal fees incurred by MCM in defending against such claim or action, regardless of whether Subcontractor/Supplier prevails in such claim, demand or action, whether or not Subcontractor/Supplier ultimately receives payment,

10. If the Subcontractor does not sign this Purchase Order, or does not notify us in writing of any discrepancy on the Purchase Order and work is performed, this Purchase Order is accepted in its entirety.

11. TERMINATION BY THE CLIENT OR MCM FOR CONVENIENCE - The Client or MCM may, at anytime, terminate the Contract for the Client of MCM's convenience and without cause. Upon receipt of written notice from the Client or MCM of such termination for the Client or MCM's convenience, the Contractor or Subcontractor shall:

     A.   cease operations as directed by the Client or MCM in notice;

     B. take actions necessary, or that the Client or MCM may direct, for the protection and preservation of the Work; and except for Work directed to be performed prior to the effective date of termination stated in the notice, terminate all existing subcontracts and purchase orders and enter into no further subcontracts and purchase orders.

     In cases of such termination for the Client or MCM's convenience, the Contractor or Subcontractor shall be entitled to receive payment only for labor and/or materials properly supplied and/or executed up to the date of termination.

                                                                  Initial:______
                                                                    Date: ______

12. WAIVER OF LIEN POLICY - MCM will automatically send all Subcontractors, via fax or mail (if no fax number is in our system) a Waiver of Lien, when the Client is invoiced. The Waiver of Lien dollar amount will only be for the amount billed to the Client, less [*] Retainage, on the specified Client invoice. The top right hand corner of the Waiver will indicate the job number, Client invoice number and MCM's purchase order number. Do not change the dollar amount on the Waiver of Lien! All of the [*] Retainage amounts are released at the end of the job and are all included on a separate Waiver of Lien, noted as invoice # "Retainage". You must have the Waiver of Lien signed by a Corporate Officer and notarized. Return it to MCM via fax or mail. Upon our receipt of your payment from the Client, your check will immediately be mailed. If you have requested in advance, that you want to pick it up at MCM's office, you will be notified via fax or mail. Please call our office, if you have any questions regarding the Waiver of Lien. No checks can be released until MCM has received your signed and notarized Waiver of Lien.

13. This Purchase Order and its Terms and Conditions shall be governed by and construed under the Laws of the Commonwealth of Massachusetts applicable to the contracts made, accepted and performed wholly within the Commonwealth, without application of principles of conflict of laws and regardless of the location of the project. Any action regarding any dispute may be brought only in courts located within the Commonwealth of Massachusetts regardless of the domicile of the parties and the parties hereby agree that such courts shall have venue and exclusive subject matter and personal jurisdiction, and each consents to service of process by Certified Mail, return receipt requested or by any other manner provided by law.

14. This Purchase Order and its Terms and Conditions is a final writing which represents the entire agreement between the parties hereto. No other statement, representation or prior written material extrinsic to this Purchase Order and Terms and Conditions shall have any force or effect, and that no party is relying on any representation other than those expressly set forth herein as an inducement to enter into this Purchase Order.

                                                                  Initial:______
                                                                    Date: ______

(rev March 05,2003)

                                  MCMUSA, INC.
                        INVOICING PROCEDURE - Exhibit "A"

o All subcontractors, suppliers and consultants are to invoice each project weekly.

o Invoices are to be sent to MCM for approval. MCM will forward to Client for payment.

o Bills must arrive at MCM on Friday of each week. Invoices are to include all labor and materials used on the project from Saturday AM through Friday PM.

o MCM will accept invoices via fax, provided that it is readable and can be xeroxed. The original invoice (that is mailed) must be clearly marked with a stamp showing that is was faxed (on date).

o Invoice for the bill for the GROSS AMOUNT. DO NOT CALCULATE RETAINAGE DEDUCTION. DO NOT bill the Retainage at the end of the project. MCM's system tracks it and automatically invoices all Retainage that is on hold.

o    Your requisition for payment must include the following information:

                  Total Contract Amount:
                  Amount Previously Applied for:
                  Balance:
                  Amount of Current Requisition:

     If your invoice is different than what we require, you may submit a backup sheet that resembles the example.

o    All invoices must include MCM's purchase order number and project number.

o Separate purchase orders will be issued for all change orders. DO NOT bill changes with base job or group several purchase orders on one invoice.

o If your invoice for partial payment is determined to be too high, MCM at its option will reduce the amount and submit it for payment. We will send you a copy of the reduced invoice. You will be required to reinvoice that portion that was not approved. MCM will not automatically do this.

o Upon notification that the project is being "closed out", all invoices must be submitted immediately.
     Any invoice not submitted may not be honored by the Client at a later date.

                      (SAMPLE INVOICE - Exhibit "A")

Date:

To:     MCMUSA, INC.                                 MCM's PO# _________________
        181 Wells Avenue
        Newton, MA 02159                             MCM'S Project # ___________

Project/Client:      Sample Store
                     Address
                     Town, St, Zip Code

                                   INVOICE #3

                     Contract Amount              $8,000
                     Previous Invoices (total)     4,800
                                                  ------
                     Balance                      $3,200

                     TOTAL THIS INVOICE #3        $2,000
                                                  ------

                                                                  Initial:______
                                                                    Date: ______

                                  MCMUSA, INC.
                           "ADDENDUM 1" - Exhibit "A"

SHOP DRAWINGS & SUBMITTALS

1. The Subcontractor/Supplier shall review and submit to the Architect Shop Drawings, Product Data, samples and similar submittals required by the Contract Documents with reasonable promptness and in such sequence as to cause no delay in the Work or in the activities of the Owner or of separate contractors. Submittals made by the Subcontractor/Supplier which are not required by the Contract Documents may be returned without action.

2. The Subcontractor/Supplier shall perform no portion of the Work requiring submittal and review of Shop Drawings, Product Data, Samples or similar submittals until the respective submittal has been approved by the Architect. Such Work shall be in accordance with approved submittals.

3. By approving and submitting Shop Drawings, Product Data, Samples and similar submittals, the Subcontractor/Supplier represents that the Subcontractor/Supplier has determined and verified materials, field measurements and field construction criteria related thereto, or will do so, and has checked and coordinated the information contained within such submittals with the requirements of the Work and of the Contract Documents.

4. The Subcontract/Supplier shall not be relieved of responsibility for deviations from requirements of the Contract Documents by the Architect's approval of Shop Drawings, Product Data, Samples or similar submittals unless the Subcontractor/Supplier has specifically informed the Architect in writing of such deviation at the time of submittal and the Architect has given written approval to the specific deviation. The Subcontractor/Supplier shall not be relieved of responsibility for errors or omissions in Shop Drawings, Product Data, Samples or similar submittals by the Architect's approval thereof.

PROJECT CLOSE OUT

All mechanical, electrical, plumbing and sprinkler subcontractors are required to submit the following at the completion of their work:

1.   As-Built Drawings

2.   Operation and Maintenance (O & M) manuals

3.   Equipment manufacturer's warranties

4.   Extended Warranties and Bonds, if applicable

5.   The name and phone number for the person to contact for emergency service

                                                                  Initial:______
                                                                    Date: ______

ver  (March 5, 2003)

Mr. Nick Cocco
Midnight Auto Holdings, Inc.
3872 Rochester Road
Troy, Michigan 48083

RE: Midnight Auto Holdings, Inc. (the "Client")
    Strategic Planning & Schematic Design (the "Project")

                                   ADDENDUM A

Should the project not commence construction within 2 years from the date of this Letter Agreement, the Construction portion of this Agreement shall be void.